                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CancerVax Corporation Third Amended and Restated 2000 Stock Incentive Plan, the CancerVax Corporation 2003 Equity Incentive Award Plan and the CancerVax Corporation Employee Stock Purchase Plan, of our report dated March 17, 2003, except for Note 10 "Changes in Capitalization," as to which the date is October 9, 2003, with respect to the consolidated financial statements of CancerVax Corporation, included in Amendment No. 4 to the Registration Statement on Form S-1 (No. 33-107993).

                                                 /s/ ERNST & YOUNG LLP



San Diego, California
October 27, 2003